Exhibit 21

SUBSIDIARIES OF

THE MANITOWOC COMPANY, INC.

The Manitowoc Company, Inc. (WI)
Manitowoc Marine Group, LLC (NV)
Marinette Marine Corporation (WI)
Manitowoc Insurance Company Ltd. (Barbados)
Manitowoc GEC Ltd. (Ireland)
Manitowoc (Cayman Islands) Ltd. (Cayman Islands)
Environmental Rehab, Inc. (WI)
Diversified Refrigeration, LLC (TN)
Manitowoc Foodservice Companies, Inc. (NV)
Brunello Holding Co., LLC (DE)
DRI Holding Company LP (DE)
KMT Refrigeration, Inc. (WI)
Harford Duracool, LLC (WI)
Manitowoc Equipment Works, Inc. (NV)
Servend Sales Corp. (NV)
Manitowoc FP, Inc. (NV)
Manitowoc Foodservice International SAS (France)
Manitowoc FSG Services, LLC (WI)
Multiplex GmbH (Germany)
Manitowoc Ice, Inc. (WI)
Manitowoc Beverage Systems, Inc. (NV)
Manitowoc Beverage Equipment, Inc. (MO)
Manitowoc Foodservice Europe, S.r.l.(Italy)
North Central Crane & Excavator Sales Corp. (NV)
Manitowoc Crane Companies, Inc. (NV)
Manitowoc CP, Inc. (NV)
Manitowoc MEC, Inc. (NV)
Manitowoc Crane Group Korea Co., Ltd. (Korea)
Manitowoc Re-Manufacturing, Inc. (WI)
Femco Machine Company, Inc. (NV)
Manimex S.A. de C.V. (Mexico)
Potain Ltda (Brazil)
Manitowoc Cranes, Inc. (WI)
Grove Australia Pty. Ltd. (Australia)
National Crane Corporation (DE)
Grove U.S. LLC (DE)
Manitowoc Funding, LLC (NV)
Manitowoc (Bermuda) Ltd. (Bermuda)
Manitowoc (Barbados) S.r.l. (Barbados)
Manitowoc Asia Global Sourcing
Manitowoc (Mauritius) Ltd. (Mauritius)
Manitowoc Europe Holdings Ltd. (UK)
Manitowoc France SAS (France)
Cadillon GmbH (Germany)
Manitowoc GmbH & Co. KG (Germany)
Grove Worldwide Holdings Germany AG (Germany)
Deutsche Grove GmbH (Germany)

Manitowoc Crane Group Netherlands BV (Netherlands)
Manitowoc Crane Group (UK) Limited
Grove Europe Pension Trustees Limited (UK)
Manitowoc Potain Ltd. (UK)
Grove Cranes S.L. (Spain)
Grove Cranes Limited (UK)
Potain SAS (France)
SCI Les Sthenes du Plateau (France)
BPGR Sarl (France)
Axiome de Re SA (Luxembourg)
Liftlux Potain GmbH (Germany)
Potain Belgium (Belgium)
Potain GmbH (Germany)
Potain Technik GmbH (Germany)
Potain Polska Sp (Poland)
Potain Hungaria Kft (Hungary)
Potain SRO (Czech Republic)
Solum Grundstucks Vermeitungs GmbH (Germany)
Potain Sud Europa Srl (Italy)
Potain Industrie Srl (Italy)
Noe Pereira Filhos Ltd. (Portugal)
Potain Portugal Equipamentos Para a construcao Ltd (Portugal)
Potain Iberia Sl (Spain)
Potain Ire Ltd (Ireland)
Potain Pte Ltd (Singapore)
Manitowoc Potain Pty Ltd (Australia)
Manitowoc Crane Group ME (Dubai)
Manitowoc Crane Group CIS (Russia)
Potain Zhangjiagang Ltd (China)
Manitowoc Crane Group Asia Pte Ltd (Singapore)
Manitowoc Crane Group, Inc. (Philippines)
Manitowoc Crane Group China (China)
Manitowoc (Hangzhou) Refrigeration Co., Ltd. (China)
Manitowoc (China) Refrigeration Co. Ltd. (China)
Manitowoc International (Shanghai) Trading Co., Ltd. (China)